UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

TheStreet.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street 15th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

On July 13, 2005, Independent Research Group LLC (“IRG Research”), a wholly owned subsidiary of the TheStreet.com, Inc. (the “Company”), entered into a Lease Termination Agreement with 44 Wall Owner, LLC (the “Landlord”). The Lease Termination Agreement amends and modifies an Agreement of Lease (the “Lease”), dated May 10, 2004, under which IRG Research, as Tenant, leased from the Landlord office space located on the 10th floor of 44 Wall Street, New York, NY (the “Premises”) for a term of 10 years. Pursuant to the Lease Termination Agreement, IRG Research’s leasehold interest in the Premises was terminated, effective July 15, 2005, in consideration of the payment of a termination fee consisting of $248,302 ($143,653 of which was previously owed to the Landlord for tenant upgrades under the Lease) and the security deposit, in the form of a letter of credit in the amount of $383,716.

IRG Research terminated the Lease in connection with the discontinuation of its operations effective as of June 28, 2005. The Company expects to incur a charge in the second quarter of 2005 in connection with the disposal of its IRG Research operation, which will include the termination fee payable under the Lease Termination Agreement.

A copy of the Lease Termination Agreement is attached to this report as Exhibit 10.1.

1.02	Termination of a Material Definitive Agreement

The information set forth above in Item 1.01 is incorporated by reference into this Item 1.02.

9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Lease Termination Agreement, dated July 13, 2005, between 44 Wall Owner, LLC and Independent Research Group LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet.com, Inc. (Registrant)

Date: July 19, 2005	By:	/s/ Thomas J. Clarke, Jr.
Chief Executive Officer

EXHIBIT INDEX

EX-10.1	Lease Termination Agreement, dated July 13, 2005, between 14 Wall Owner, LLC and Independent Research Group LLC